FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, effective as of October 21, 2015 (the “Amendment”), to that certain executive employment agreement effective January 1, 2014 (the “Agreement”) by and between LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Company”) and DOUGLAS J. KRAMER (the “Executive”).

WHEREAS, the Company and the Executive are the parties to the Agreement;

WHEREAS, the Company and the Executive wish to modify the Agreement as set forth in this Amendment to change the existing definition of “EBITDA,” as provided in the annual performance bonus provisions of the Agreement, to the definition of “Adjusted EBITDA” as contained in all other executive officers’ annual bonus provisions adopted by the Company after the effective date of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both the Company and the Executive, the Company and the Executive agree as follows:

1.                   Section 3.2 of the Agreement, Annual Performance Bonus, is hereby amended in its entirety to read as follows:

“3.2 Annual Performance Bonus. Executive shall be entitled to an annual bonus (“Bonus”) equal to One Hundred Twenty Thousand Dollars ($120,000) (i.e., 30% of $400,000) if Company achieves its “Budgeted” earnings before interest, taxes, depreciation, amortization, and share based compensation (“Adjusted EBITDA”) for the Company’s fiscal year. The Company’s Budgeted Adjusted EBITDA for each fiscal year shall be established by the Company in its sole discretion, and approved by the Board of Directors. The Bonus shall be increased to One Hundred Sixty Thousand Dollars ($160,000) (i.e., 40% of $400,000) if Company achieves 120% of its Budgeted Adjusted EBITDA and shall be increased to Two Hundred Thousand Dollars ($200,000) (i.e., 50% of $400,000) if Company achieves 140% of its Budgeted Adjusted EBITDA. Any such Bonus to which the Executive is entitled under this Section shall be paid to him by the Company in a single lump sum within thirty (30) days after the issuance of the Company’s audited financial statements for such fiscal year and, in all events, by December 31 of the fiscal year following the fiscal year to which the Bonus applies.”

2.                   Entire Agreement. This Amendment together with the Agreement shall constitute the entire agreement between the parties hereto with respect to the terms of the Executive’s employment with the Company and together shall supersede all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to such subject matter, and the terms and conditions of the Executive’s employment with the Company shall be governed solely pursuant to the terms of this Amendment and the Agreement. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.

3.                   Effectiveness. Except as modified by this Amendment, the Agreement shall remain in full force and effect and shall remain binding upon the Company and the Executive; provided, however, that the provisions of this Amendment shall not be a triggering event or otherwise be deemed to give the Executive any cause to terminate the Agreement and shall not give the Executive any right to claim that any of the provisions of the Agreement (not otherwise modified pursuant to this Amendment) are invalid, including without limitation the nonsolicitation and noncompetition provisions of Section 12 and the confidential information provisions of Section 13 of the Agreement.

4.                   Consultation with Independent Counsel. Executive represents to Company that he has been advised by Company to consult with independent counsel of his own choosing with respect to this Amendment and that he either has consulted with independent counsel or has voluntarily chosen not to do so.

5.                   Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect its other provisions, and this Amendment shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

6.                   Governing Law. This Amendment shall be construed and governed in accordance with the laws of the State of Delaware.

7.                   Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or PDF shall be as effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

LAPOLLA INDUSTRIES, INC.

By:	/s/ Michael T. Adams, EVP
Name:	Michael T. Adams
Title:	Executive Vice President

EXECUTIVE

/s/ Douglas J. Kramer
Douglas J. Kramer

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